Exhibit 10.2

Motorola Solutions, Inc. Long Range Incentive Plan (LRIP)

OVERVIEW

The Plan is being implemented pursuant to the terms and conditions of the Motorola Solutions Omnibus Incentive Plan of 2006 as Amended and Restated January 4, 2011.

ELIGIBILITY

Effective January 4, 2011, Officers of Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) shall be eligible to participate in the Plan. The Chief Executive Officer and the Chief Operating Officer (if any) are also eligible to participate as approved by the Committee. No employee who is not an Officer shall be eligible to participate in the Plan.

PARTICIPATION

Generally, Officers who become eligible to participate during the first three months of a multi-year performance cycle will participate in the full performance cycle. Officers who become eligible to participate after the first three months of a performance cycle will participate in the performance cycle on a pro rata basis, except that Officers who first become eligible to participate during the last three months of a performance cycle will not be eligible to participate in the performance cycle.

Participants who lose their eligibility to participate due to a lapse of status as an Officer after the first three months of a performance cycle will participate in the performance cycle on a pro rata basis if they continue to be employed with the Company through the last day of the performance cycle or if their employment terminates earlier under any of the conditions outlined in this Plan permitting pro rata payments. Participants who lose their eligibility to participate in the first three months of a performance cycle will not be eligible to participate in the performance cycle.

Pro rata awards will be determined on the basis of the number of completed months of employment as an Officer during which the participant is actively working within the performance cycle.

PERFORMANCE CYCLE

The Plan is based upon multi-year performance cycles selected by the Committee, with an initial three-year performance cycle beginning on January 4, 2011 and ending December 31, 2013.

PERFORMANCE CRITERIA

Performance criteria for each cycle will be determined by the Committee based on one or more of the Performance Criteria set forth in Section 14 of the Omnibus Plan.

Performance criteria may apply to performance in each year in the performance cycle, to cumulative performance during multiple years in the performance cycle or the entire performance cycle, or a combination of any of the foregoing.

PARTICIPANTS’ TARGET & MAXIMUM AWARD

A participant’s target award is established at the commencement of a performance cycle based on a percentage of the participant’s base pay rate in effect at the start of the performance cycle.

A participant’s maximum earned award will be two times his/her target award.

PAYOUT PROCESS

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All earned awards will be paid in cash or Company stock, as determined by the Committee in its discretion. To the extent awards are paid in Company stock, the number of shares of stock earned by a participant shall be determined by dividing the amount of the award earned during the performance cycle by the Certification Date Value. The shares will be issued under, and subject to the limitations of, the Omnibus Plan or such other shareholder-approved Company equity-based incentive plan as designated by the Committee.

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The Committee may reduce the amount of the payment to be made pursuant to this Plan to any participant who is or may be a Covered Employee at any time prior to payment as a result of the participant’s performance during the performance cycle. The Chief Executive Officer may adjust the amount of the payment to be made pursuant to this Plan to any participant at any time prior to payment as a result of the participant’s performance during the performance cycle; provided, however, that no upward adjustment may be made for any participant who is a Covered Employee and any such adjustment may not result in a payment to the participant in excess of the participant’s maximum award under the Plan. Any adjustment to a payment to a member of the Senior Leadership Team, a Covered Employee or a Covered Person will be subject to the approval of the Committee.

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If the Committee determines, in its sole discretion, prior to the payment of an award, that a participant has engaged in Serious Misconduct or has violated any agreement or restrictive covenants between the participant and the Company related to protection of the Company’s trade secrets and/or confidential and proprietary information, the participant will forfeit any unpaid award, in addition to being subject to other remedies that may be available to the Company.

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The Company shall have the right to satisfy all federal, state and local withholding tax requirements with respect to the award earned by reducing either: (1) the cash paid (in the event of a cash payment) by the amount of withholding required or (2) the number of earned shares (in the event of a stock payment) by the number of shares determined by dividing the amount of withholding required by the Certification Date Value.

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Payments will be made as soon as administratively practicable during the calendar year immediately following the last calendar year in the performance cycle (unless a participant makes an irrevocable election under any deferred compensation arrangement subject to Section 409A of the Internal Revenue Code of 1986, as amended, to defer payment of a portion of the participant’s award, in which case such payment, if any, shall be made in accordance with such election). A participant has no right to any award until that award is paid.

SITUATIONS AFFECTING THE PLAN

• Change in Employment

•	Generally, a participant will be eligible for payment of an earned award only if employment continues through the last day of the performance cycle.

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Because employee retention is an important objective of this Plan and awards do not bear a precise relationship to time worked within the calendar year or length of service with the Company, Participants who separate from employment prior to the end of the performance cycle (except as expressly provided in this Plan) shall not receive any award attributable to that performance cycle.

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Pro rata awards may be possible, however, depending upon the type of employment termination or change in status. In the event a participant: (i) remains on payroll as an active employee at the end of a performance cycle, but is not actively working, whether or not on a leave of absence, (ii) Retires, dies, incurs a Total and Permanent Disability or, in the final year of a performance cycle, is involuntarily terminated for a reason other than Serious Misconduct prior to the end of the performance cycle while actively employed or on a Leave of Absence, the participant will be entitled to a pro rata award based on the number of completed months of employment within the performance cycle in which the participant was actively working as an Officer, provided that the participant is otherwise eligible for an award. The table below summarizes when earned awards will be prorated in the event a participant separates employment before the end of a performance cycle:

If employment terminates due to…	The earned award will be…

Death	Pro rated

Total and Permanent Disability	Pro rated

Retirement (in all countries other than member states or acceding countries of the European Union)	Pro rated

Involuntary Termination of Employment for a Reason Other than Cause in the final year of the performance cycle	Pro rated

Divestiture	Pro rated

Termination of Employment For Any Other Reason than Described Above (including but not limited to voluntary resignation)	Forfeited.

A prorated payout will be based on final performance results and paid in the same manner and at the same time as other awards, as described above in “Payout Process.”

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In the event a participant (other than a Covered Employee) is reclassified from a higher Officer level to a lower Officer level or vice versa (e.g., from Executive Vice President to either Senior Vice President or Corporate Vice President or from Corporate Vice President to Senior or Executive Vice President), the participant’s target award will be recalculated to reflect: (a) the lower target award level for the actual number of months completed within the performance cycle while employed in the lower Officer level and (b) the higher target award for the actual number of remaining months within the performance cycle while employed in the higher Officer level.

• Change in Control

If the Company undergoes a Change in Control as defined in the Omnibus Plan, the treatment of outstanding awards under this Plan shall be determined by the terms of the Omnibus Plan in effect at the time of the commencement of the performance cycle; provided, however, that payment will be made in the manner set forth under “Payout Process” unless payment under the Omnibus Plan is due upon a Change in Control and such Change in Control would be a permissible distribution event, as defined in Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended.

RESERVATION AND RETENTION OF COMPANY RIGHTS

•	The selection of any Officer for participation in the Plan will not give that participant any right to be retained in the employ of the Company.

•	The Committee’s decision to make an award in no way implies that similar awards may be granted in the future.

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Anyone claiming a benefit under the Plan will not have any right to or interest in any awards unless and until all terms, conditions, and provisions of the Plan that affect that person have been fulfilled as specified herein.

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No Officer will at any time have a right to be selected for participation in a future performance period for any fiscal year, despite having been selected for participation in a previous performance period.

ADMINISTRATION

It is expressly understood that the Committee has the discretionary authority to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, all of which will be binding upon the participant.

GENERAL PROVISIONS

•	Award opportunities may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

•	To the extent permitted by law, amounts paid under the Plan will not be considered to be compensation for purposes of any other compensation or benefit plan or program maintained by the Company.

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All obligations of the Company under the Plan with respect to payout of awards, and the corresponding rights granted thereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

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All awards to Covered Persons are subject to the terms and conditions of the Recoupment Policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act, the “Recoupment Policy”). The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”), the Company’s independent directors may require, among other things, reimbursement of all or a portion of the gross amount of any bonus or incentive compensation paid to the Covered Person hereunder on or after January 1, 2008, if and to the extent the conditions set forth in the Recoupment Policy apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon the Covered Person. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.

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In the event that any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

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No participant or beneficiary will have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

•	This Plan constitutes a legal document which governs all matters involved with its interpretation and administration and supersedes any writing or representation inconsistent with its terms.

DEFINITIONS

Certification Date Value: the closing price of one share of Company common stock on the New York Stock Exchange on the date on which the Committee certifies the amount of the award earned.

Company: Motorola Solutions, Inc. and its Subsidiaries.

Committee: the Compensation and Leadership Committee of the Board of Directors.

Covered Employee: a covered employee within the meaning of Section 162(m)(3) of the Internal Revenue Code.

Covered Person(s): officer(s) (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934) of the Company.

Divestiture: the sale, lease, outsourcing arrangement, spin-off, or similar transaction wherein a Subsidiary is sold or whose shares are distributed to the Motorola Solutions stockholders, or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Company or a Subsidiary.

Leave of Absence: an approved leave of absence.

Omnibus Plan: the Motorola Solutions Omnibus Incentive Plan of 2006, as Amended and Restated January 4, 2011, or any subsequent amendment and restatement or any successor plan.

Officers: Corporate, Senior and Executive Vice Presidents, Chief Operating Officer, and Chief Executive Officer of the Company.

Plan: the Motorola Solutions, Inc. Long Range Incentive Plan (LRIP).

Policy Restatement: a restatement of the Company’s financial results

Recoupment Policy: the Company’s “Policy Regarding Recoupment of Incentive Payments upon Financial Restatement”, as it may be amended from time to time.

Retire or Retirement: shall only apply in countries other than member states or acceding countries of the European Union and shall mean voluntary or involuntary termination from Motorola Solutions or a Subsidiary (other than a termination because of Serious Misconduct) as follows:

(i)	at or after age 55 with 20 years of service;

(ii)	at or after age 60 with 10 years of service;

(iii)	at or after age 65, without regard to years of service; or

(iv)	with any other combination of age and service, at the discretion of the Committee.

Years of service will be based on the participant’s Service Club Date.

Service Club Date: accumulated years and months of service with the Company, including time worked before any prior separation from employment.

Subsidiary: an entity of which Motorola Solutions, Inc. owns directly or indirectly at least 50% and that Motorola Solutions consolidates for financial reporting purposes.

Serious Misconduct: any misconduct that is a ground for termination under the Motorola Solutions Code of Business Conduct, human resources policies, or other written policies or procedures.

Total and Permanent Disability: for U.S. employees, entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan; for non-U.S. employees, as established by applicable Motorola Solutions policy or as required by local regulations.

If a term is used but not defined, it has the meaning given such term in the Omnibus Plan.

AMENDMENT, MODIFICATION, AND TERMINATION

Except as expressly provided by law, this Plan is provided at the Company’s sole discretion and the Committee may modify or terminate it at any time, prospectively or retroactively, without notice or obligation for any reason; provided, however, that no such action may adversely affect a participant’s rights under the Plan subsequent to such time as negotiations or discussions which ultimately lead to a Change in Control have commenced. In addition, there is no obligation to extend the Plan or establish a replacement plan or performance cycle(s) in subsequent years.

APPLICABLE LAW

To the extent not preempted by federal law, or otherwise provided by local law, the Plan will be construed in accordance with, and governed by, the laws of the state of Illinois without regard to any state’s conflicts of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.